                                                       Exhibit 10.22



                                        March 23, 1999

Mr. Ronald L. Roberts
BDP Realty Associates
1400 Shelburne Road
Burlington, VT  05402

Re:  1500 Shelburne Road

Dear Ron:

This letter constitutes our request to enter into a letter agreement extending the 1500 Shelburne Road Lease on a month-to-month basis. IDX proposes continuing the same terms as agreed to in the letter agreement of August 16, 1995, a copy of which is attached.

               Sincerely,



               /S/ Michelle A. Russo
               Michelle A. Russo
               Mgr., Administration

C:  Robert W. Baker, Jr., Esq.

AGREED AND ACCEPTED:

IDX SYSTEMS CORPORATION        BDP REALTY ASSOCIATES


By:  /s/ Michelle A. Russo     By:  /s/ Ronald L. Roberts
---------------------------    ----------------------------------
  Michelle A. Russo                Ronald L. Roberts

Dated:  3/23/99                Dated:  3/23/99

                             BDP REALTY ASSOCIATES
                              1400 SHELBURNE ROAD
                             BURLINGTON, VT  05402


                               as of August 16, 1995


IDX Systems Corporation
Attention:  John A. Kane
1400 Shelburne Road
Burlington, VT  05402

               Re:  1500 Shelburne Road

Dear Jack:

          As general partners of BDP Realty Associates ("BDP"), we agree to revive, renew and amend the Lease Agreement dated 6, 1979 and Notice to Extend Lease Term dated August 1, 1987 ("Lease") between BDP Realty Associates, as lessor, and IDX Systems Corporation, formerly known as Burlington Data Processing, Inc., as lessee, under the following terms:

   1.            Lessor:                 BDP Realty Associates

   2.            Lessee:                 IDX Systems Corporation

   3.            Date of Lease Renewal:  As of December 9, 1993

   4.            Lease Renewal Term:     From December 9, 1993 through
                                         December 31, 1998

   5.            Leased Premises:        Building and land located at
                                         1500 Shelburne Road

   6.            Basic Annual Rent:      $154,800 [$12,900 per month]

   7.            Option to Renew:        Additional two (2) years, with the
                                         ability to increase the rental
                                         rate to the current fair market value,
                                         per appraisal or valuation
                                         by qualified person selected by the
                                         parties

   8.            Triple Net Lease:       Tenant is responsible for all
                                         operating expenses, taxes,
                                         maintenance, repairs (structural and
                                         otherwise).

          BDP and IDX agree and accept the above terms. IDS acknowledges its approval and acceptance of the above terms by executing below.

                         Very truly yours,


                         BDP REALTY ASSOCIATES


                         /S/ Richard E. Tarrant, General Partner
                         Richard E. Tarrant, General Partner


                         /S/ Robert H. Hoehl, General Partner
                         Robert H. Hoehl, General Partner


AGREED AND ACCPETED:

IDX Systems Corporation


By:   /S/ John A. Kane, Vice President
      ------------------------------------------
      John A. Kane, Vice President

Date:  8/21/95